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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 20, 2001, by and among Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation (the "Company") and the Persons identified on Schedule 1 hereto (the "Initial Holders").

                                    RECITALS

          A. Pursuant to the Company's Fourth Amended and Restated Plan of Reorganization dated as of December 14, 2000 (the "Plan"), upon satisfaction of certain conditions, the Company will issue New Common Stock and/or New Warrants (both as defined in the Plan) to the Initial Holders in the amounts set forth on
Schedule 1 hereto.

          B. In order to induce the Initial Holders to agree to the Plan, the Company has agreed to grant certain securities registration rights to the Initial Holders as set forth herein.

                                   AGREEMENTS

          In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions and General Interpretive Principles. In addition to the
             -----------------------------------------------
defined terms set forth in the Plan that are not otherwise defined herein (which shall have the same meanings herein as in the Plan) and to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

          "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief executive officer or chief financial officer of the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) the Company has a bona fide business purpose for avoiding.

          "Allocation Percentage" has the meaning set forth in Section 3(e).

          "Commission" means the U.S. Securities and Exchange Commission and any agency succeeding to its functions.

          "Demand Registration" has the meaning set forth in Section 3(a).

          "Demand Suspension" has the meaning set forth in Section 3(c).

          "Expiration Time" means the earlier of (i) April 20, 2003 (the second anniversary of the Effective Date); provided, however, that the rights and obligations relating to Piggyback
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Registrations contained in Section 4 and Demand Registrations solely as they relate to a Ventas Stockholder Distribution contained in Section 3 (and the provisions of this Agreement specifically related thereto) shall continue until April 20, 2005 (the fourth anniversary of the Effective Date) and (ii) the first time at which there are no Holders.

          "Holder" means an Initial Holder or a successor, assignee or transferee of an Initial Holder as contemplated by Section 13 hereof, in each case for so long as such Initial Holder, successor, assignee or transferee holds Registrable Securities.

          "Included Registrable Securities" has the meaning set forth in Section 4(a).

          "Indemnified Party" has the meaning set forth in Section 8(c).

          "Indemnifying Party" has the meaning set forth in Section 8(c).

          "Loss" has the meaning set forth in Section 8(a).

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Warrant Stock" means any New Common Stock or other security of the Company or any successor entity issued or issuable upon exercise of any New Warrant.

          "Participant" has the meaning set forth in Section 8(a).

          "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          "Piggyback Registration" has the meaning set forth in Section 4(a).

          "Registrable Securities" means (i) the New Common Stock, (ii) the New Warrants and (iii) the New Warrant Stock issuable upon exercise of the New Warrants, in each case including any securities of the Company or any successor entity that may be issued or distributed in respect thereof by way of stock dividend, stock split or other distribution, consolidation, reclassification or any similar transaction; provided, however, that the foregoing securities shall cease to be "Registrable Securities" to the extent that (i) a registration statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such registration statement, (ii) such securities have been disposed of pursuant to and in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such securities may be disposed of pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act. For purposes of this Agreement, any reference to a percentage (or a majority in number) of Registrable Securities shall mean that percentage of Registrable Securities, collectively, computed on the assumption that all such New Warrants were exercised.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Period" has the meaning set forth in Section 2(b).

          "Shelf Registration" means a registration effected pursuant to Section 2.

          "Shelf Registration Statement" means a registration statement of the Company filed with the Commission on Form S-1 or, if available, Form S-3 (or any successors thereto) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering all of the Registrable Securities requested to be included by the Initial Holders.

          "Shelf Suspension" has the meaning set forth in Section 2(c).

          "Underwritten Offering" means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

          "Ventas" means Ventas Realty, Limited Partnership and/or one or more trusts established for the benefit of the stockholders of Ventas, Inc. (the "Trust"). For purposes of requesting a Demand Registration pursuant to Section 3 hereof, either Ventas Realty, Limited Partnership or the Trust (but not both) shall be deemed an Initial Holder.

          "Ventas Stockholder Distribution" means a pro rata distribution by Ventas, Inc. of Registrable Securities held by Ventas, Inc. solely to its beneficial owners.

          Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.

          2. Shelf Registration
             ------------------

          (a) Filing. Subject to Section 2(c), as soon as practicable after the
              ------
Effective Date, but in no event later than 120 days following the Effective Date, the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of Registrable Securities by the Holders thereof from time to time in accordance with (i) the reasonable and customary methods of distribution elected by such Holders (including one or more Underwritten Offerings) and (ii) in order to permit a Ventas Stockholder Distribution, in each case as set forth in such Shelf Registration Statement, and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter.

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          (b) Continued Effectiveness. Subject to Section 2(c), the Company
shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit any prospectus that forms a part thereof to be usable by Holders until the Expiration Time (such period being the "Shelf Period"), provided that the Shelf Period shall be subject to extension in accordance with Section 6(c).

          (c) Delay in Filing; Suspension of Registration. If the filing,
              -------------------------------------------
initial effectiveness or continued effectiveness of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Shelf Registration Statement of audited financial statements that are unavailable to the Company for reasons beyond its reasonable control, the Company may, upon giving prompt written notice (but in any event within five (5) days of determination) of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (a "Shelf Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than three times during any twenty-four (24) month period,
(ii) for a period exceeding ninety (90) days on any one occasion, or (iii) for an aggregate period exceeding one hundred twenty (120) days in any twelve (12) month period. In the event of a Shelf Suspension, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, any sale or offer to sell the Registrable Securities, and the use of the prospectus related to the Shelf Registration in connection with any such sale or offer to sell Registrable Securities, and agree not to disclose to any other Person the fact that the Company has exercised a Shelf Suspension or any related facts. The Company shall promptly (but in any event within five (5) days) notify the Holders upon the termination of any Shelf Suspension.

          (d) Underwritten Offering. If the Holders holding not less than a
              ---------------------
majority of the Registrable Securities included in the Shelf Registration Statement so elect by written request to the Company, such Holders may conduct an offering in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The Holders holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Holders.

          (e) Effect on Demand Registration Obligation. The provisions of
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Section 3 of this Agreement shall not apply at any time that the Company maintains the effectiveness of a Shelf Registration Statement and is otherwise complying with its obligations under this Section 2 with respect to all Registrable Securities.

          3. Demand Registrations.
             --------------------

          (a) Demand by Holders.
              -----------------

               (i) Subject to Section 2(e), each Initial Holder may make a written request to the Company for registration of all or any part of the Registrable Securities held by such requesting Holder; provided that the estimated market value of the Registrable Securities to

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be so registered is at least $10 million in the aggregate or not less than 5% of the Registrable Securities; and provided further that Ventas shall be entitled to request a Demand Registration with respect to a Ventas Stockholder Distribution without regard to the dollar or percentage limits set forth above. Any such requested registration shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

               (ii) Within ten (10) days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other Holders of Registrable Securities. Thereafter, subject to Section 3(e), the Company shall include in such Demand Registration any additional Registrable Securities which the Holder or Holders thereof have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Company within ten (10) days of the Company's having given the applicable notice to such Holder or Holders. All such requests shall specify the aggregate amount of Registrable Securities to be registered and the intended method or methods of distribution of the same. The Company also may elect to include in such registration additional securities of the Company to be registered thereunder, including securities to be sold for the Company's own account or for the account of Persons who are not Holders.

               (iii) As promptly as practicable following receipt of a request for a Demand Registration, but in no event later than the later of (x) 180 days following the Effective Date and (y) 60 days following receipt by the Company of such request, the Company shall, subject to the terms hereof and applicable law, use its reasonable best efforts to file a registration statement relating to such Demand Registration and shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable thereafter and to keep such registration statement effective for not less than ninety (90) days (or such shorter period during which a prospectus is required to be delivered under the Securities Act).

          (b) Limitation on Demand Registrations; Effective Registration. In no
              ----------------------------------------------------------
event shall the Company be required to effect more than one Demand Registration requested by any Initial Holder. In addition, the Company shall not be required to file a registration statement for a Demand Registration (i) at any time during the 120-day period following the effective date of another such registration statement (other than a registration statement relating solely to a Ventas Stockholder Distribution), or (ii) during the period commencing on the seventh day prior to the effective date of an offering by the Company that is registered under the Securities Act and ending on the ninetieth day after such offering is completed, provided that, solely with respect to a Ventas Stockholder Distribution, Ventas shall have been afforded the opportunity to participate in such offering in accordance with the provisions of Section 4 hereof. A registration will not count as a Demand Registration hereunder until the related registration statement becomes effective and has remained effective for the period of time specified in Section 3(a)(iii).

          (c) Suspension of Registration. If the filing, initial effectiveness
              --------------------------
or continued use of a registration statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such registration statement of audited financial statements that are unavailable to the Company for reasons beyond

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the Company's reasonable control, the Company may, upon giving prompt written notice (but in any event within five (5) days of determination) of such action to the Holders holding Registrable Securities included or proposed to be included in such Demand Registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than three times during any twenty-four
(24) month period, (ii) for a period exceeding ninety (90) days on any one occasion, or (iii) for an aggregate period exceeding one hundred twenty (120) days in any twelve (12) month period. In the event of a Demand Suspension, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, any sale or offer to sell the Registrable Securities, and the use of the prospectus related to the Demand Registration in connection with any such sale or offer to sell Registrable Securities, and agree not to disclose to any other Person the fact that the Company has exercised a Demand Suspension or any related facts. The Company shall promptly (but in any event within five (5) days) notify the Holders holding Registrable Securities affected by any Demand Suspension upon the termination of such Demand Suspension.

          (d) Underwritten Offering. If the Holders holding not less than a
              ---------------------
majority of the Registrable Securities included in any offering pursuant to a Demand Registration so elect by written request to the Company, such offering shall be in the form of an Underwritten Offering. Holders holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co- managing underwriter reasonably acceptable to such Holders.

          (e) Priority of Securities Registered Pursuant to Demand
              ----------------------------------------------------
Registrations. If the managing underwriter or underwriters of a proposed
-------------
offering of Registrable Securities included in a Demand Registration inform the Holders of such Registrable Securities and the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not Holders) exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company will include in such registration all of the Registrable Securities sought to be registered therein by the Holders and only such lesser number of other securities requested to be included for the account of the Company or for the account of other Persons which are not Holders as shall not, in the opinion of the managing underwriter or underwriters, be likely to have such an effect. In the event that, despite the reduction of the number of securities to be offered for the account of the Company or for the account of Persons which are not Holders in such registration pursuant to the immediately preceding sentence, the number of Registrable Securities to be included in such registration exceeds the number which, in the opinion of the managing underwriter or underwriters, can be sold without having the adverse effect referred to above, the number of Registrable Securities that can be included without having such an adverse effect shall be allocated pro rata among the Holders which have requested participation in the Demand Registration (based, for each such Holder, on the percentage derived by dividing (i) the number of Registrable Securities which such Holder has requested to include in such Demand Registration by (ii) the aggregate number

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of Registrable Securities which all such Holders have requested to include (such
Holder's "Allocation Percentage")). Notwithstanding the foregoing, if more than 50% of the Registrable Securities of a Holder requested to be registered pursuant to a Demand Registration under this Section 3 are excluded from such Demand Registration, then the Holder having such securities excluded (an "Excluded Holder") shall have the right to withdraw all, or any number, of their Registrable Securities from inclusion in such Demand Registration no later than 20 days prior to its effectiveness. If less than 80% of the aggregate
Registrable Securities requested to be included in such Demand Registration by an Initial Holder are actually included therein, such registration will not count as a Demand Registration of such Initial Holder for purposes of this
Section 3. Notwithstanding the foregoing, no Registrable Securities to be distributed pursuant to a Ventas Stockholder Distribution shall be excluded from a Demand Registration by virtue of this Section 3(e).

          (f) Registration Statement Form. Registrations under this Section 3
              ---------------------------
shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders holding a majority of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders' requests for such registration.

          4. Piggyback Registrations.
             -----------------------

          (a) Participation.
              -------------

               (i) If the Company at any time proposes to file a registration statement with respect to any offering of equity securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2 hereof, (B) a registration on Form S-4 or S-8 or any successor form to such forms or (C) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information as to the selling stockholders and their intended method or methods of disposition)), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such registration statement with the Commission), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing (a "Piggyback Registration"). Subject to Section 4(b), the Company shall include in such registration statement all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company's notice has been given ("Included Registrable Securities"). If at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to each Holder holding Included Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Included Registrable Securities in connection with such registration, and (y) in the case of a determination

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

to delay registering, shall be permitted to delay registering any Included Registrable Securities for the same period as the delay in registering such other equity securities.

               (ii) If the offering pursuant to a Piggyback Registration is to be an Underwritten Offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall use its reasonable best efforts to make such arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering on the same terms as other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 4(a) must participate in such offering on such basis. Notwithstanding any provision in this Agreement to the contrary, any Holder participating through a Piggyback Registration shall have no right to change the intended method or methods of disposition otherwise applicable, other than to include provisions reasonably necessary to effect a Ventas Stockholder Distribution.

          (b) Priority of Piggyback Registration. If the managing underwriter or
              ----------------------------------
underwriters of any proposed offering of securities included in a Piggyback Registration informs the Holders holding Included Registrable Securities in writing that, in its or their opinion, the total number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be allocated as follows:

          (i)  first, 100% of the securities that the Company or any Person
               -----
               exercising a contractual right to demand registration has proposed to sell shall be included therein;

          (ii) second, and only if all the securities referenced in clause (i)
               ------
               have been included, the number of Included Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders of Included Registrable Securities (based, for each such Holder, on such Holder's Allocation Percentage); provided, however, that if as a result of the provisions of this Section 4(b), any Holder shall not be entitled to include at least 50% of such Holder's Included Registrable Securities, such Holder may withdraw such Holder's request to include all, or any number of such Registrable Securities in such registration statement no later than 20 days prior to its effectiveness; and

         (iii) third, and only if all of the Registrable Securities referenced
               -----
               in clauses (i) and (ii) have been included, any other equity securities eligible for inclusion in such registration which, in the opinion of such underwriters, can be sold without having such adverse effect shall be included therein.

          5. Black-out Periods
             -----------------

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          (a) Black-out Periods for Holders. In the event of (i) a registration
              -----------------------------
by the Company involving the offering and sale by the Company of its equity securities or securities convertible into or exchangeable for its equity securities or (ii) an Underwritten Offering involving the offering and sale by Holders of Registrable Securities, the Holders agree, if requested by the Company (or, in the case of any Underwritten Offering, by the managing underwriter or underwriters) and provided that the Company has complied with its obligations under Section 4, not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any securities of the Company (except, in each case, as part of the applicable registration, if permitted, and provided that, solely with respect to a Ventas Stockholder Distribution, Ventas shall have been afforded the opportunity to participate in such offering in accordance with the provisions of Section 4 hereof) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriters) after, the effective date of the registration statement filed in connection with such registration, to the extent such Holders are timely notified in writing by the Company or the managing underwriter or underwriters.

          (b) Black-out Periods for the Company.  In the event of a registration
              ---------------------------------
of Registrable Securities pursuant to Section 2 or Section 3 hereof, the Company agrees, if requested by the Holders holding a majority of the Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect any public sale or distribution of any securities of the Company which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be permitted by such Holders or such underwriter or underwriters) after, the effective date of the registration statement filed in connection with such registration (or, in the case of an Underwritten Offering under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Company is timely notified in writing by such Holders or such underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to a registration on Form S-4 or S-8 or any successor form to such forms or (B) in connection with a direct or indirect acquisition, merger or other business combination by the Company of or with another Person.

          6. Registration Procedures.
             -----------------------

          (a) In connection with the Company's registration obligations pursuant to this Agreement, the Company shall, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable and, in any event, in conformity with any required time period set forth herein, and in connection therewith the Company shall:

             (i) before filing a registration statement or prospectus with the Commission, or any amendments or supplements thereto, furnish to the underwriter or

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

underwriters, if any, and to the Holders holding Registrable Securities included in such registration statement, copies of all documents prepared to be filed, which documents shall be subject to the reasonable review and comment of such Holders, such underwriters, if any, and their respective counsel;

             (ii) prepare and file with the Commission a registration statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities;

             (iii) prepare and file with the Commission such amendments or supplements to the applicable registration statement or prospectus used in connection therewith as may be (A) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) necessary to comply with the applicable provisions of Rules 424 and 430A under the Securities Act;

             (iv) notify the selling Holders and the managing underwriter or underwriters, if any, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the Commission or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

             (v) promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable registration statement or prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission a post-effective amendment or supplement to such registration statement or prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

             (vi) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

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

             (vii) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the managing underwriter or underwriters, if any, or the Holders holding a majority of the Registrable Securities being sold agree should be included therein (or, in the case of a Ventas Stockholder Distribution, by Ventas) relating to the plan of distribution with respect to such Registrable Securities, the amount of Registrable Securities being distributed and the purchase price being paid therefor; and make all required filings of such prospectus supplement or post- effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

             (viii) furnish to each selling Holder and each managing underwriter, if any, without charge, as many conformed copies as such Holder or managing underwriter may reasonably request of the applicable registration statement, including all documents incorporated by reference therein or exhibits to such registration statement;

             (ix) deliver to each selling Holder and each managing underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) as such Holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the prospectus by each of the selling Holders and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus);

             (x) on or prior to the date on which the applicable registration statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States, as any such selling Holder or underwriter, if any, or their respective counsel reasonably and timely requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the registration statement; provided that the Company shall not be required (A) to qualify generally to do business in any jurisdiction where it is not then so qualified, (B) to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or
(C) make any change in its charter or by-laws that the board of directors of the Company determines in good faith to be contrary to the best interests of the Company and its stockholders;

             (xi) cooperate with the selling Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

             (xii) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities included in such registration statement and provide the applicable transfer agent with printed certificates for the Registrable Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

             (xiii) obtain for delivery to the underwriter or underwriters, if any, with copies to the Holders included in such registration, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance;

             (xiv) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies (subject to the reasonable consent of the certified public accountants referred to below, determined in accordance with market practice) to the Holders included in such registration, a comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters and as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

             (xv) reasonably cooperate with each selling Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

             (xvi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders such information (financial or otherwise) as may be required thereunder;

             (xvii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement from and after a date not later than the effective date of such registration statement;

             (xviii) cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of the Company's securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company's securities of such class are then quoted; and

             (xix) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Initial Holder and a representative appointed by the Holders holding a majority of the Registrable Securities covered by the applicable registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available upon reasonable notice at reasonable times and for reasonable periods to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as shall be reasonably necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xix) into a customary confidentiality agreement in a form reasonably acceptable to the Company).

          (b) The Company may require each selling Holder as to which any registration is being effected to furnish to the Company such information regarding itself, the Registrable Securities held by it, the distribution of such Holder's Registrable Securities and such other information relating to such Holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request, including without limitation information required under Item 507 of Regulation S-K and other information necessary to effect a registration with respect to a Ventas Stockholder Distribution. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable registration.

          (c) Each Holder agrees by acquisition of its Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(a)(v), such Holder shall discontinue disposition of its Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(v) and of any additional or supplemental filings that are incorporated by reference in the prospectus, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the case of the Shelf Registration Statement, in the event the Company shall give any such notice, the Shelf Period shall be extended by the number of days in the period from and including the date of the giving of such notice in accordance with Section 16 and pursuant to this Section 6(c) to but not including the date when each Holder of Registrable Securities covered by the Shelf Registration Statement shall have received copies of the supplemented or amended prospectus contemplated by Section 6(a)(v), and the restrictions of this Section 6(c) shall no longer be applicable.

          7. Registration Expenses. The Company shall pay all expenses incident
             ---------------------
to its performance or compliance with its obligations under this Agreement, including without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or the NASD, (ii) all fees and expenses of compliance with federal and state securities or "Blue Sky" laws, (iii) all of its printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vii) the reasonable fees and expenses of one counsel for all Holders (selected by the Holders of a majority of the Registrable Securities included in a registration) in an amount not to exceed

$50,000 and (viii) all road show costs and expenses not paid for by the underwriters. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be required to pay (w) any other costs or expenses in the course of the transactions contemplated hereby, (x) any expenses incurred by the Holders (except as provided in clauses (i), (ii) and (vii) of the preceding sentence), (y) any underwriting discounts or commissions or transfer taxes attributable to the sale of Registrable Securities or (z) any fees and expenses of counsel to the underwriters.

          8. Indemnification.
             ---------------

          (a) Indemnification by the Company.  The Company agrees to indemnify
              ------------------------------
and hold harmless, to the fullest extent permitted by law, each Holder selling Registrable Securities and its respective officers, directors, partners and employees and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such selling Holder (each, a "Participant") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including reasonable costs of investigation and legal expenses) caused by, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading (each, a "Loss" and collectively "Losses"); provided, however, that the Company shall not be liable to any Participant in any such case to the extent that any such Loss is caused by written information furnished to the Company by such Holder expressly for use in the preparation thereof , or if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus which has been made available to the Holders and the relevant Holder fails to deliver such prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such Loss. This indemnity shall be in addition to any liability the Company may otherwise have.

          (b) Indemnification by the Holders.  Each selling Holder agrees
              ------------------------------
(severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of the Securities Act and the Securities Exchange Act) from and against any and all Losses to the extent, but only to the extent, that any such Loss is caused by, arises out of or is based upon any information furnished in writing by such selling Holder to the Company specifically for inclusion in any registration statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such Loss. The liability of any Holder under this paragraph shall in no event exceed the amount by which proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations exceeds the amount of any Loss which such Holder has otherwise been required to pay by reason of such untrue statement or omission. This indemnity shall be in addition to any liability such Holder may otherwise have.

          (c) Indemnification Proceedings. Any Person entitled to indemnification hereunder (an "Indemnified Party") shall (i) give prompt written notice to the Person from whom such indemnification may be sought (the "Indemnifying Party") of any claim with respect to which it seeks indemnification, provided, however, that the failure to so notify the Indemnifying Party shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent it is materially prejudiced by such failure, and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to select and employ separate counsel and to participate in the defense of such claim, and the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Indemnified Party and to employ counsel reasonably satisfactory to the Indemnified Party, (C) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such claims or
(D) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnified Party). If such defense is assumed by the Indemnifying Party, or if such defense is not assumed by the Indemnifying Party but the Indemnifying Party acknowledges that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld; provided, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, that the Indemnifying Party shall be required to obtain the consent of the Indemnified Party (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any equitable remedies or restriction on the Indemnified Party or its officers, directors or employees. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect of such claim or litigation. An Indemnifying Party (or, as the case may be, Indemnifying Parties) shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all Indemnified Parties collectively unless
(x)
the employment of more than one counsel has been authorized in writing by such Indemnifying Party (or Indemnifying Parties) or (y) a conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and other Indemnified Parties, in each of which cases the Indemnifying Party (or Indemnifying Parties) shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of Registrable Securities.

          (d) Contribution.  If for any reason the indemnification provided for
              ------------
in paragraphs (a) and (b) of this Section 8 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 8, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 8(d) to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 8(d) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the sale of Registrable Securities in the offering to which the Losses of the Indemnified Parties relate exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 8, the Indemnifying Parties shall indemnify each Indemnified Party to the fullest extent provided in Sections 8(a) and 8(b) hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

          (e) Reimbursement.  In addition to, but not in duplication of, the
              -------------
foregoing, each Initial Holder shall be entitled to reimbursement from the Company for any out-of-pocket losses actually incurred in the event, and only to the extent, that such Holder suffers such losses as a result of such Holder's inability to make delivery of sold securities due to the Company's breach of its commitment to provide timely notice as required by clauses (C) and (D) of
Section 6(a)(iv).

          9. Compliance with Rule 144. The Company shall file the reports
             ------------------------
required to be filed by it under the Securities Act and the Securities Exchange Act so long as the Company is obligated to file such reports, and it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          10. Underwriting Agreements. If requested by the underwriters for any
              -----------------------
Underwritten Offering requested by Holders pursuant to Section 2 or Section 3, the Company and the Holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the Holders holding a majority of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities, and indemnities no less favorable to the recipient thereof than those provided in Section 8. The Holders holding any Registrable Securities to be included in any Underwritten Offering pursuant to Section 4 shall enter into such an underwriting agreement at the request of the Company. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method of distribution and any other representations required by law or as the underwriters may reasonably request; provided, however, that each Holder agrees to execute customary powers of attorney, custody agreements and other forms or documents reasonably requested by the underwriters.

          11. Term. This Agreement shall terminate at the Expiration Time. The
              ----
provisions of Section 8, 22 and 23 shall survive any termination.

          12. Amendments and Waivers. The provisions of this Agreement may be
              ----------------------
amended or waived at any time only by the written agreement of the Company and the Holders holding a majority of the Registrable Securities; provided, however, that any amendment or waiver that adversely effects any Holder or group of Holders (including without limitation any amendment or waiver to the extent it has an adverse effect on the ability to effect a Ventas Stockholders Distribution) shall only be binding on those Holders that have expressly agreed to such amendment or waiver. Any amendment or waiver on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company, except as provided in the proviso to the first sentence of this section. Each Holder acknowledges that by operation of this paragraph the Holders holding a majority of the Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement, except as provided in the proviso to the first sentence of this section.

          13. Successors, Assigns and Transferees.
              -----------------------------------

          (a) The registration rights (other than demand registration rights pursuant to Section 3 hereof; provided, however, that each Initial Holder may transfer and assign all but not less than all of its Registrable Securities to one entity, in which case such Initial Holder's unexercised Demand Registration shall also be transferred and assigned) of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided that no such transfer or assignment shall be binding upon or obligate the Company under this Agreement to any such transferee or assignee unless and until
(i) the Company shall have received notice of such transfer or assignment as herein provided and a written agreement of the transferee or assignee to be bound by the provisions of this Agreement and (ii) such transferee or assignee holds Registrable Securities. Any transfer or assignment of the rights and obligations under this Agreement made other than as provided in the first sentence of this Section 13 shall be null and void.

          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

          14. Final Agreement. This Agreement constitutes the final agreement of
              ---------------
the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

          15. Severability. Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          16. Notices. All notices, demands or other communications or documents
              -------
to be given or delivered under or by reason of the provisions of this Agreement shall be made in writing and shall be deemed to have been received (a) when delivered personally to the recipient; (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day; (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below, or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 16:

          If to the Initial Holders, to the addresses set forth on Schedule 1 hereto.

          If to Holders other than the Initial Holders, to the addresses set forth on the stock record books of the Company.

          If to the Company, to:

               Vencor, Inc. (to be renamed Kindred Healthcare, Inc.) 680 South Forest Street
               Louisville, KY  40202
               Attention:  General Counsel and Chief Financial Officer
               Fax:  (502) 596-4715

          17. Governing Law; Service of Process; Consent to Jurisdiction. (a)
              ----------------------------------------------------------
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

          (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the U.S. District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          18. Counterparts and Facsimile Execution. This Agreement may be
              ------------------------------------
executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This agreement may be executed by the exchange of signatures by facsimile transmission. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

          19. Securities Held by the Company or its Affiliates. Whenever the
              ------------------------------------------------
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act, but excluding any Holders of Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          20. Specific Performance. Without limiting or waiving in any respect
              --------------------
any rights or remedies of the parties under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other(s) in accordance with the provisions of this Agreement.

          21. No Inconsistent Agreements. (a) The Company shall not, on or after
              --------------------------
the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreement in effect on the date hereof.

          (b) In the event of any inconsistency with respect to the registration and sale of New Warrants and New Warrant Stock as provided for in this Agreement and in the Warrant Agreement, dated as of the date hereof between the Company and the Warrant Agent named therein, this Agreement shall govern the rights and obligations of those Holders of Registrable Securities who are also Holders as defined in the Warrant Agreement.

          22. Third Party Beneficiaries. Holders of Registrable Securities and
              -------------------------
the Indemnified Parties are intended third party beneficiaries of this Agreement, and this Agreement shall inure to the benefit of, and may be enforced by, such Persons. Other than as set forth in the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto.

          23. NASD Rule 4460. For the period beginning on the date hereof until
              --------------
the date the New Common Stock are listed and admitted and authorized for trading on the New York Stock Exchange, the Nasdaq Stock Market or another national securities exchange, the Company shall comply with the requirements of NASD Rule 4460 as if it were subject thereto, other than those (a) requiring the Company to provide notice of certain actions or events to the NASD or (b) set forth in subsections (b) and (k) thereof.

          24. Listing of New Common Stock. The Company shall use its reasonable
              ---------------------------
best efforts to cause the New Common Stock, including the Registrable Securities, to be approved for listing on the New York Stock Exchange, the Nasdaq Stock Market, or other national securities exchange.

          25. Capacity of Trust as Signatory. The Company and the Holders agree
              ------------------------------
that (i) this Agreement is executed and delivered by the trustee of the Trust, which initially is The Bank of New York (the "Trustee"), not individually or personally but solely in its capacity as the Trustee of the Trusts, in the exercise of the powers and authority conferred and vested in it as such, (ii) the representations, undertakings and agreements herein made on the part of each applicable Trust are made and intended not as personal representations, undertakings and agreements by the Trustee, but are made and intended for the purpose of binding only each applicable Trust, (iii) nothing herein contained shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of each applicable Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by each applicable Trust under this Agreement.

                  [Remainder of page intentionally left blank.
                            Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                    VENCOR, INC. (to be renamed

                                    KINDRED HEALTHCARE, INC.)

                                    By: /s/ Richard A. Schweinhart
                                        --------------------------------
                                    Name:  Richard A. Schweinhart

                                    Title: Senior Vice President
                                           and Chief Financial Officer

       [Signature blocks of Initial Holders to appear on subsequent pages]

                                           Ventas Realty, Limited Partnership

                                           By: Ventas, Inc., its General Partner

                                                 By: /s/ T. Richard Riney
                                                     ---------------------------
                                                 Name:  T. Richard Riney
                                                 Title: Executive Vice President
                                                        and General Counsel
aaAGE>

                                           The Ventas Stockholder Trust

                                           By: The Bank of New York
                                               not its individual capacity,
                                               but solely as trustee

                                                 /s/ Mary Beth Lewicki
                                                 ------------------------------
                                                 Name:  Mary Beth Lewicki
                                                 Title: Vice President

                                                                      SCHEDULE 1



                                 INITIAL HOLDERS


Holder                                    Holding
------                                    -------

Ventas Realty, Limited Partnership        1,498,500 shares of New Common Stock
The Ventas Stockholder Trust              0 shares of New Common Stock



[Additional Initial Holders: To include each entity owning at least 10% of the New Common Stock and New Warrants (on a fully converted basis) issued and outstanding immediately following the Effective Date; counterparts may be executed within 30 days of the Effective Date.]